                                                                     Exhibit 1.1



                            ELMWOOD FUNDING LIMITED


                        PASS THROUGH TRUST CERTIFICATES

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                               February __, 1997



CITICORP SECURITIES, INC.
399 Park Avenue
New York, New York  10043

Ladies and Gentlemen:

          Elmwood Funding Limited, a Cayman Islands exempted limited liability company (the "COMPANY"), proposes that United States Trust Company of New York, as trustee (the "TRUSTEE") will from time to time sell to Citicorp Securities, Inc. (the "UNDERWRITER") pass through trust certificates (the "SECURITIES") on the terms and conditions set forth herein. The Securities are to be issued from time to time in series (each a "SERIES") pursuant to a Trust Agreement (the "TRUST AGREEMENT") between the Company, as depositor, and the Trustee. Each Series of Securities will represent in the aggregate the entire beneficial ownership interest in a publicly issued, fixed income debt security or a pool of such debt securities (the "UNDERLYING SECURITIES"), together with other assets, if any, designed to assure the servicing or timely distribution of payments to holders of the Securities, to be deposited by the Company in a trust (the "TRUST") for the benefit of the holders of Securities of such Series. Each Trust Agreement will consist of (a) the Standard Terms for Trust Agreements dated as of February [__], 1997 (the "STANDARD TERMS FOR TRUST AGREEMENTS"), between the Company and the Trustee and (b) a Supplement dated as of the date of issuance of the related Series of Securities (the "SERIES SUPPLEMENT") relating to such Series of Securities. The Securities of a Series shall have the terms described in the Prospectus and the relevant Prospectus Supplement referred to in Section 1(a), as such documents may be amended or supplemented from time to time. The form of the Standard Terms for Trust Agreements has been filed as an exhibit to the Registration Statement (as defined below). This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriter.

          1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. On the Closing Date (as defined below) for each Series of Securities, the Company represents and warrants to and agrees with the Underwriter that:

     (a) A registration statement on Form S-3 (RegistrationNo. 333-5696), including a form of prospectus, relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations thereunder (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") and has been filed by the Company with the Commission. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to the Underwriter. The Company will file with the Commission either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause
          (ii), the Company has included in such registration statement, as amended at the Effective Time (as defined below), all information (other than information permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A ("RULE 430A INFORMATION")) required by the Securities Act and the Rules and Regulations to be included in the final prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the execution of this Agreement or, to the extent not completed at such time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus and Prospectus Supplement) as the Company has advised the Underwriter, prior to the execution of this Agreement, will be included or made therein. For purposes of this Agreement, "EFFECTIVE TIME" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was or is declared effective by the Commission. "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereof, before it becomes effective under the Securities Act, any prospectus filed with the Commission by the Company pursuant to Rule 424(a) and the prospectus included in the Registration Statement at the Effective Time that omits Rule 430A Information. Such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein and all Rule 430A Information, if any, is hereinafter referred to as the "REGISTRATION STATEMENT", and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) or, if no such filing is required, as included in the Registration Statement is hereinafter referred to as the "PROSPECTUS". The Registration Statement includes a basic prospectus referred to below which, as supplemented from time to time, will be used in connection with the offering of each Series of Securities. A prospectus supplement or supplements reflecting the terms of each Series of Securities, the terms of the offering thereof and other matters relating to such Series of Securities will be prepared and filed with the Commission, such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424 under the Securities Act is herein referred to as a "PROSPECTUS SUPPLEMENT" and any such prospectus supplement in the form or forms filed prior to the filing of the Prospectus Supplement is herein referred to as a "PRELIMINARY PROSPECTUS SUPPLEMENT". Reference made herein to any Preliminary Prospectus or Preliminary Prospectus Supplement or to any Prospectus or Prospectus Supplement shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such

          Preliminary Prospectus, Preliminary Prospectus Supplement, Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus, Preliminary Prospectus Supplement, Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of such Preliminary Prospectus, Preliminary Prospectus Supplement, Prospectus Supplement or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus, Prospectus Supplement or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

     (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, Preliminary Prospectus Supplement, Prospectus Supplement or the Prospectus. At the Effective Time, the Registration Statement did or will, and when the Prospectus and any Prospectus Supplement is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus and any Prospectus Supplement will, comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the respective rules thereunder; at the Effective Time, the Registration Statement did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Effective Time and on each Closing Date, the Trust Agreement did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, at the Effective Time, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on each Closing Date, the Prospectus and the relevant Prospectus Supplement will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement or the Prospectus or any Prospectus Supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein (the "UNDERWRITER'S INFORMATION"). The Trust Agreement conforms in all respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission thereunder.

     (c) The documents incorporated by reference in the Prospectus and any Prospectus Supplement, when filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (d) The Company has been duly organized and is validly existing as an exempted limited liability company under the laws of the Cayman Islands and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

     (e) The Company has full right, power and authority to execute and deliver this Agreement and each Trust Agreement and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution, delivery and performance by the Company of this Agreement and each Trust Agreement and the consummation of the transactions contemplated by this Agreement and each Trust Agreement have been duly and validly taken.

     (f) Each Trust Agreement, when duly executed by the proper directors of the Company and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms; and the Securities, when duly executed, authenticated and delivered as provided in the relevant Trust Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of such Trust Agreement; and each Trust Agreement and the Securities conform to the descriptions thereof contained in the Prospectus and the relevant Prospectus Supplement.

     (g) The execution, delivery and performance of this Agreement and each Trust Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the memorandum and articles of association of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and except for the registration of the Securities under the Securities Act, the qualification of each Trust Agreement under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any Trust Agreement by the Company and the consummation of the transactions contemplated hereby and thereby.

     (h) There are no contracts or other documents which are required to be described in the Prospectus or Prospectus Supplement or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed.

     (i) There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject.

     (j) The Company (i) is not in violation of its memorandum and articles of association, (ii) is not in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is not in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject.

     (k) The Company possesses all material licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of its business as described in the Prospectus, and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.

     (l) The Company (i) does not have any material lending relationship with any bank or lending affiliate of the Underwriter, and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

     (m) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

     (n) There is no withholding or other tax, assessment or governmental charge imposed by the Cayman Islands or any political subdivision thereof or taxing authority therein on account of the Securities, this Agreement, or any payments thereon or hereunder.

          2. PURCHASE BY THE UNDERWRITER. On the Closing Date for each Series of Securities, in reliance upon the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Securities of such Series at the purchase price therefor specified in the relevant Prospectus Supplement.


          The Company shall not be obligated to deliver any Securities of any Series except upon payment for all the Securities of such Series to be purchased as provided in the relevant Prospectus Supplement.

          3. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Securities of each Series shall be made at the office of Milbank, Tweed, Hadley & McCloy, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on the closing date specified for such Series in the relevant Prospectus Supplement, or at such other date or time, not later than seven full business days thereafter, as shall be agreed upon by the Underwriter and the Company (such date and time being referred to herein as the "CLOSING

DATE" for such Series). On the Closing Date for each Series, the Company shall deliver the duly executed and authenticated Securities of such Series in global form to The Depository Trust Company ("DTC") or to its agent on its behalf against payment to or upon the order of the Company of the purchase price therefor by certified or official bank check or checks drawn in New York Clearinghouse Funds or similar next-day funds. The Underwriter shall instruct DTC as to the allocation of interests in the Securities of such Series among the accounts of DTC participants. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.

          4.  FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees with the
Underwriter:

     (a) That, if the Effective Time is prior to the execution and delivery of this Agreement, it will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Underwriter, subparagraph (4)) of Rule 424(b) within the time period prescribed by such Rule and will provide evidence satisfactory to the Underwriter of such timely filing.

     (b) To advise the Underwriter promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus or any Prospectus Supplement and not to effect such amendment or supplement without the consent of the Underwriter; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus is required in connection with the offering or sale of any Securities; to advise the Underwriter promptly of the receipt of any comments from the Commission and of the effectiveness of the Registration Statement (in each case if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplement to the Registration Statement or the Prospectus or any Prospectus Supplement, or of any request by the Commission therefor, and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; to advise the Underwriter promptly of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use best efforts to prevent the issuance of any stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification and, if any such stop order or order of suspension is issued, to obtain the lifting thereof at the earliest possible time.

     (c) To furnish promptly to the Underwriter and counsel for the Underwriter a signed copy of the registration statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and to deliver promptly without charge to the Underwriter such number of the following documents as the Underwriter may from time to time reasonably request: (i) conformed copies of the registration statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Standard Terms for Trust Agreements and any supplements thereto), (ii) each Preliminary Prospectus, the Prospectus, each Preliminary Prospectus Supplement, each Prospectus Supplement and any amended or supplemented Prospectus or Prospectus Supplement, and (iii) any document incorporated by reference in the Prospectus or any Prospectus Supplement (excluding exhibits thereto); that the Company consents to the use of the Preliminary Prospectus, the Prospectus, each Preliminary Prospectus Supplement and each Prospectus Supplement and any amendment or supplement thereto by the Underwriter and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of any Securities contemplated herein and for such period of time thereafter as delivery of a prospectus relating to the Securities is required under the Securities Act; that the Company will provide or cause to be provided to the Underwriter, a copy of the Report on Form SR filed by the Company as required by Rule 463 under the Securities Act.

     (d) If the delivery of a prospectus is required at any time in connection with the sale of any Securities and if at such time any events shall have occurred as a result of which the Prospectus or any Prospectus Supplement as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus or Prospectus Supplement is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus or any Prospectus Supplement or to file under the Exchange Act any document incorporated by reference in the Prospectus or any Prospectus Supplement in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter immediately thereof, and, subject to Section 4(b), to promptly prepare and file with the Commission, at the Company's expense, an amended Prospectus or Prospectus Supplement or a supplement to the Prospectus or Prospectus Supplement which will correct such statement or omission or effect such compliance, or to file such document for incorporation by reference into the Prospectus or Prospectus Supplement.

     (e) To file promptly with the Commission any amendment to the Registration Statement, the Prospectus or any Prospectus Supplement that may, in the judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission or advisable in connection with the distribution of the Securities.

     (f) Prior to filing with the Commission (i) any Preliminary Prospectus or Preliminary Prospectus Supplement, (ii) any amendment to the Registration Statement or any Prospectus Supplement, (iii) any document incorporated by reference in the Prospectus or any Prospectus Supplement or (iv) any Prospectus or Prospectus Supplement pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter, and not to file any such document to which the Underwriter shall reasonably object after having been given reasonable notice of the proposed filing thereof.

     (g) As soon as practicable to deliver to the Underwriter an earnings statement of the Company (which need not be audited) complying with
          Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

     (h) For so long as any Securities are outstanding, to furnish to the Underwriter copies of all public reports and all reports and financial statements furnished by the Company to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

     (i) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Securities of any Series for offering and sale under the securities laws of such political subdivisions of the United States of America and its territories and possessions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities of such Series; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

     (j) The Company will apply the net proceeds from the sale of Securities of each Series as set forth under "Use of Proceeds" in the Prospectus and the relevant Prospectus Supplement.

     (k) To apply for the listing of the Securities of each Series on the New York Stock Exchange and to use all reasonable efforts to complete that listing, subject only to official notice of issuance, prior to the Closing Date for such Series.

          5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Closing Date for each Series, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

     (a) The Prospectus and the Prospectus Supplement with respect to the relevant Series shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement. Prior to the Closing Date for each Series, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or the relevant Prospectus Supplement or otherwise shall have been complied with to the reasonable satisfaction of the Underwriter.

     (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the relevant Trust Agreement, the Registration Statement, the Prospectus, and the relevant Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (c) Maples & Calder shall have furnished to the Underwriter their written opinion, as special Cayman Islands counsel to the Company, addressed to the Underwriter and dated the Closing Date for the relevant Series, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

          i. The Company has been duly organized and is validly existing as a limited liability company under the laws of the Cayman Islands and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged;

          ii. The Company has full right, power and authority to execute and deliver this Agreement and the relevant Trust Agreement and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution, delivery and performance of this Agreement and the relevant Trust Agreement and the consummation of the transactions contemplated by this Agreement and the relevant Trust Agreement have been duly and validly taken;

          iii. This Agreement has been duly authorized, executed and delivered by the Company;

          iv. The relevant Trust Agreement has been duly authorized, executed and delivered by the Company;

          v. The execution, delivery and performance of this Agreement and the relevant Trust Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the memorandum and articles of association of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body in the Cayman Islands is required for the execution, delivery and performance of this Agreement and the relevant Trust Agreement by the Company and the consummation of the transactions contemplated hereby and thereby; and

          vii. To the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject, and to the best of such counsel's knowledge no such proceedings are threatened.

     (d) The Underwriter shall have received from Milbank, Tweed, Hadley & McCloy, counsel for the Underwriter, their written opinion, addressed to the Underwriter and dated the Closing Date for the relevant Series, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

          i. the Registration Statement was declared effective under the Securities Act and the relevant Trust Agreement was qualified under the Trust Indenture Act as of the date and time specified in such opinion; the Prospectus and the relevant Prospectus Supplement was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement has been issued;

          ii. the Registration Statement and the Prospectus and the relevant Prospectus Supplement and any further amendments or supplements to the Registration Statement or the Prospectus or the relevant Prospectus Supplement (other than any financial statements and related schedules therein, as to which such counsel need express no opinion) made by the Company prior to the Closing Date for the relevant Series comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus and the Relevant Prospectus Supplement (other than any financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

          iii. such counsel has no reason to believe that the Registration Statement (or any post-effective amendment thereto), at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or the relevant Prospectus Supplement, including any documents incorporated therein by reference, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

          iv. the Underwriter is entitled to rely on any opinion letter rendered by such counsel to the Company on the Closing Date as if such opinion letter were addressed to the Underwriter.

     (e) The Company shall have furnished to the Underwriter a certificate, dated the Closing Date for the relevant Series, of two of its directors stating that (A) such directors have carefully examined the Registration Statement, the Prospectus and the Prospectus Supplement relating to such Series, (B) in their opinion, as of the Effective Time or (in the case of such Prospectus Supplement) the Closing Date for such Series, the Registration Statement, the Prospectus and such Prospectus Supplement, including the documents incorporated therein by reference, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and since the Effective Time, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus or such Prospectus Supplement and (C) to the best of his or her knowledge after reasonable investigation, as of the Closing Date for such Series, the representations and warranties of the Company in this Agreement are true and correct, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission.

     (f) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities of the relevant Series on the terms and in the manner contemplated in the Prospectus and the relevant Prospectus Supplement.

     (g) The New York Stock Exchange shall have approved the Securities of the relevant Series for listing, subject only to official notice of issuance.

     (h) As of the Closing Date for the relevant Series, the Securities of such Series will carry the rating specified in the relevant Prospectus Supplement (but in any event not lower than (i) "BBB-" from Moody's Investors Service, Inc. or (ii) any equivalent rating from another nationally recognized statistical rating organization).

     (i) On or before the Closing Date for a Series, the Underwriter and counsel for the Underwriter shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

     6. TERMINATION. The obligations of the Underwriter hereunder may be terminated by the Underwriter, in its absolute discretion, by notice given to and received by the Company prior to delivery of and payment for Securities if, prior to that time, any of the events described in Section 5(f) shall have occurred.

     7.  [INTENTIONALLY OMITTED].

     8. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If (a) notice shall have been given pursuant to Section 6 preventing this Agreement from becoming effective,
(b) the Company shall fail to tender Securities for delivery to the Underwriter for any reason not permitted under this Agreement or (c) the Underwriter shall decline to purchase Securities for any reason permitted under this Agreement, the Company shall reimburse the Underwriter for the fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by the Underwriter in connection with this Agreement and the proposed purchase of Securities, and upon demand the Company shall pay the full amount thereof to the Underwriter.

     9. INDEMNIFICATION. (a) The Company shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act (collectively referred to for the purposes of this Section 9 and Section 10 as "the Underwriter") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Underwriter may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Preliminary Prospectus Supplement, the Registration Statement, the Prospectus or any Prospectus Supplement or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, any Preliminary Prospectus Supplement, the Registration Statement, the Prospectus or any Prospectus Supplement or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and provided, further, that the Company will not be liable to the Underwriter or any person controlling the Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any loss, claim, damage or liability purchased Securities from the Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) by the Underwriter, other than the documents incorporated by reference therein, at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Securities Act and the untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact, that is found to be or is alleged to be the basis of liability in such Preliminary Prospectus was corrected in the Prospectus as amended or supplemented and if the Underwriter would not have been liable had a copy of such Prospectus been so sent or given by the Underwriter, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 4(c).

     (b) The Underwriter shall indemnify and hold harmless the Company, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively referred to for the purposes of this Section 9 and Section 10 as "the Company"), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the

Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Preliminary Prospectus Supplement, the Registration Statement, the Prospectus or any Prospectus Supplement or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 unless and except to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriter in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     The obligations of the Company and the Underwriter in this Section 9 and in
Section 10 are in addition to any other liability which the Company or the Underwriter, as the case may be, may otherwise have.

     10. CONTRIBUTION. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public less the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     12. EXPENSES. The Company agrees with the Underwriter to pay (a) all fees and expenses of the Trustee; (b) all other costs; and expenses incident to the performance of the obligations of the Company under this Agreement; and (c) any meetings with prospective investors in the Securities (other than as shall have been specifically approved by the Underwriter to be paid for by the Underwriter).

     13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement, or made by them pursuant to this Agreement, shall survive the delivery of and payment for the Securities of any Series and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

     14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Citicorp Securities, Inc., 399 Park Avenue, New York, New York 10043, Attention: Mr. Philip Nisbet, with a copy to Citibank, N.A., 399 Park Avenue, New York, New York 10043, Attention:
          Donald A. Bendernagel, Esq.; and

     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     15. DEFINITIONS OF CERTAIN TERMS. For purposes of this Agreement, "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading.

     16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     19. WITHHOLDING TAXES. All amounts payable by the Company in respect of this Agreement shall be paid in U.S. dollars without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any present or future tax, assessment or other governmental charge or any interest or penalty thereon (collectively, "TAX") imposed, levied, collected, assessed, or required to be deducted, withheld or paid by or for the account of the Cayman Islands or any taxing authority or political subdivision thereof or therein. If any such Tax is required by law to be withheld or deducted from any such payment, the Company shall pay the full amount of such Tax and pay such additional amounts as may be necessary to ensure that the net amount actually received by the Underwriter in respect of such payment is equal to the amount the Underwriter would have received had no such Tax been withheld or deducted from such payment.

     20. SERVICE OF PROCESS. The Company, for the benefit of the Underwriter and the holders from time to time of the Securities, hereby irrevocably agrees that service of process in the manner provided for notices to the Company under
Section 10.04 of the Standard Terms and Conditions for Trust Agreements shall be deemed in every respect effective service of process upon the Company in any suit, action or proceeding relating to this Agreement or the Securities.
Nothing herein contained shall, however, in any manner limit the rights of the Underwriter or the holders of any Securities to serve process in any other manner permitted by applicable law or to obtain jurisdiction over the Company or to bring suits, actions or proceedings against the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law.

     21. WAIVER OF IMMUNITY. The Company irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or for recovery of property, (iv) attachment of the Company's assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which the Company or its revenues or assets might otherwise be entitled in any suit, action or proceeding in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that the Company will not claim any such immunity in any suit, action or proceeding.

     22. CONSENT TO JURISDICTION. The Company irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in the City of New York, New York over any suit, action or proceeding arising out of or relating to this Agreement or the Securities. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment.

     23. NONPETITION COVENANT; LIMITED RECOURSE. Notwithstanding any prior termination of all Trust Agreements with respect to all previously issued Series of Securities, the Underwriter agrees that it shall not, until the date which is one year and one day after such termination, acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any body, authority, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Company under a bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or all or any part of the property or assets of the Company or ordering the winding up or liquidation of the affairs of the Company. In addition, the Underwriter agrees that each conveyance of any Deposited Assets (as defined in the Prospectus) by the Company to the Trustee be treated as a absolute sale and transfer of the Deposited Assets by the Company and that, accordingly, the Underwriter will not have any recourse to any Deposited Assets unless otherwise expressly provided with respect to a Series of Securities in the relevant Prospectus Supplement.

     If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriter, kindly indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,

                              ELMWOOD FUNDING LIMITED


                              By ______________________
                               Name:
                               Title:

Accepted:

CITICORP SECURITIES, INC.


By _______________________
 Authorized Signatory